Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

SECOND QUARTER FISCAL 2014 OPERATING RESULTS

Uncasville, Connecticut, April 30, 2014 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, announced today the operating results for its second fiscal quarter ended March 31, 2014.

“Considering a number of factors outside of our control, including unfavorable weather, a continued sluggish economic backdrop and tough comparisons, our properties performed quite well during our second fiscal quarter compared to many of our regional gaming peers,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “With that being said, we continue to pursue new measures to improve efficiencies at our properties and explore initiatives to diversify into new jurisdictions.”

Consolidated operating results for the second quarter ended March 31, 2014 (unaudited):

•	Net revenues of $316.7 million, a 2.8% decrease from the second quarter of fiscal 2013

•	Gaming revenues of $278.4 million, a 4.5% decrease from the second quarter of fiscal 2013

•	Gross slot revenues of $193.6 million, a 6.0% decrease from the second quarter of fiscal 2013

•	Table game revenues of $82.2 million, a 1.2% decrease from the second quarter of fiscal 2013

•	Non-gaming revenues of $60.5 million, a 9.6% increase over the second quarter of fiscal 2013

•	Adjusted EBITDA, a non-GAAP measure described below, of $66.2 million, a 15.0% decrease from the second quarter of fiscal 2013

•	Income from operations of $45.1 million, a 19.4% decrease from the second quarter of fiscal 2013

•	Net income attributable to the Authority of $9.6 million, a 31.6% decrease from the second quarter of fiscal 2013

The declines in Adjusted EBITDA and income from operations were primarily driven by lower slot revenues at Mohegan Sun due to lower slot volumes. We believe slot volumes at both Mohegan Sun and Mohegan Sun at Pocono Downs were negatively impacted by unfavorable weather conditions, a prolonged sluggish regional economic environment and a more competitive gaming market in Connecticut. The declines in Adjusted EBITDA and income from operations also were attributable to increased Corporate expenses resulting from our pursuit of a Massachusetts casino license, as well as lower table game revenues at Mohegan Sun due to difficult year over year table game hold comparisons. The reduction in net income resulted from the decline in income from operations, partially offset by lower interest expense.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2014	2013	Variance	Variance
Adjusted EBITDA	$63,263	$70,104	$(6,841)	(9.8%)
Income from operations	$45,728	$53,132	$(7,404)	(13.9%)
Operating costs and expenses	$197,750	$199,550	$(1,800)	(0.9%)
Net revenues	$243,478	$252,682	$(9,204)	(3.6%)
Gaming revenues	$210,530	$222,845	$(12,315)	(5.5%)
Non-gaming revenues	$49,895	$46,816	$3,079	6.6%

The declines in Adjusted EBITDA and income from operations were primarily attributable to a reduction in slot revenues due to lower slot volumes. We believe slot volumes were negatively impacted by unfavorable weather conditions, a prolonged sluggish regional economic environment and a more competitive gaming market in Connecticut. The declines in Adjusted EBITDA and income from operations also reflected lower table game revenues due to difficult year over year table game hold comparisons despite a 1.6% increase in table game drop. Higher than average table game hold in the second quarter of fiscal 2013 accounted for approximately $3.0 million of the year over year decline in Adjusted EBITDA. These results were partially offset by lower payroll costs and higher non-gaming revenues. Adjusted EBITDA margin decreased to 26.0% for the quarter ended March 31, 2014 from 27.7% in the second quarter of fiscal 2013.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2014	2013	Variance	Variance
Slots:
Handle	$1,693,935	$1,823,977	$(130,042)	(7.1%)
Gross revenues	$138,918	$151,172	$(12,254)	(8.1%)
Net revenues	$134,439	$144,979	$(10,540)	(7.3%)
Free promotional slot plays (1)	$14,878	$14,975	$(97)	(0.6%)
Weighted average number of machines (in units)	5,473	5,541	(68)	(1.2%)
Hold percentage (gross)	8.2%	8.3%	(0.1%)	(1.2%)
Win per unit per day (gross) (in dollars)	$282	$303	$(21)	(6.9%)

Table games:
Drop	$444,941	$437,835	$7,106	1.6%
Revenues	$72,137	$73,846	$(1,709)	(2.3%)
Weighted average number of games (in units)	289	286	3	1.0%
Hold percentage (2)	16.2%	16.9%	(0.7%)	(4.1%)
Win per unit per day (in dollars)	$2,770	$2,872	$(102)	(3.6%)

Poker:
Revenues	$2,634	$2,574	$60	2.3%
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$697	$681	$16	2.3%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2014	2013	Variance	Variance
Food and beverage:
Revenues	$15,449	$14,009	$1,440	10.3%
Meals served	705	634	71	11.2%
Average price per meal served (in dollars)	$16.14	$16.31	$(0.17)	(1.0%)

Hotel:
Revenues	$10,764	$10,101	$663	6.6%
Rooms occupied	103	102	1	1.0%
Occupancy rate	97.5%	96.7%	0.8%	0.8%
Average daily room rate (in dollars)	$98	$94	4	4.3%
Revenue per available room (in dollars)	$96	$91	5	5.5%

Retail, entertainment and other:
Revenues	$23,682	$22,706	$976	4.3%
Arena events (in events)	24	19	5	26.3%
Arena tickets	153	113	40	35.4%
Average price per Arena ticket (in dollars)	$49.56	$54.24	$(4.68)	(8.6%)

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2014	2013	Variance	Variance
Adjusted EBITDA	$12,205	$13,626	$(1,421)	(10.4%)
Income from operations	$9,042	$10,448	$(1,406)	(13.5%)
Operating costs and expenses	$63,944	$62,191	$1,753	2.8%
Net revenues	$72,986	$72,639	$347	0.5%
Gaming revenues	$67,870	$68,566	$(696)	(1.0%)
Non-gaming revenues	$10,408	$8,025	$2,383	29.7%

The declines in Adjusted EBITDA and income from operations were primarily driven by the increase in operating costs and expenses resulting from additional costs and operating expenses necessary to support our hotel operations which commenced on November 15, 2013. We believe Adjusted EBITDA and income from operations also were negatively impacted by unfavorable weather conditions and a prolonged sluggish regional economic environment. These results were partially offset by higher table game and non-gaming revenues which benefited from the addition of our hotel operations. Adjusted EBITDA margin decreased to 16.7% for the quarter ended March 31, 2014 from 18.8% in the second quarter of fiscal 2013.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2014	2013	Variance	Variance
Slots:
Handle	$656,141	$727,216	$(71,075)	(9.8%)
Gross revenues	$54,721	$54,904	$(183)	(0.3%)
Net revenues	$54,717	$54,941	$(224)	(0.4%)
Free promotional slot plays (1)	$11,831	$19,635	$(7,804)	(39.7%)
Weighted average number of machines (in units)	2,331	2,332	(1)	(0.0%)
Hold percentage (gross)	8.3%	7.6%	0.7%	9.2%
Win per unit per day (gross) (in dollars)	$261	$262	$(1)	(0.4%)

Table games:
Drop	$50,809	$47,640	$3,169	6.7%
Revenues	$10,040	$9,292	$748	8.0%
Weighted average number of games (in units)	66	66	—	—
Hold percentage (2)	19.8%	19.5%	0.3%	1.5%
Win per unit per day (in dollars)	$1,680	$1,564	$116	7.4%

Poker:
Revenues	$893	$1,132	$(239)	(21.1%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$551	$699	$(148)	(21.2%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2014	2013	Variance	Variance
Food and beverage:
Revenues	$7,164	$6,006	$1,158	19.3%
Meals served	187	167	20	12.0%
Average price per meal served (in dollars)	$17.69	$16.09	$1.60	9.9%

Hotel (1):
Revenues	$1,147	$—	$1,147	100.0%
Rooms occupied	19	—	19	100.0%
Occupancy rate	89.9%	—	89.9%	100.0%
Average daily room rate (in dollars)	$57	$—	57	100.0%
Revenue per available room (in dollars)	$51	$—	51	100.0%

Retail, entertainment and other:
Revenues	$2,097	$2,019	$78	3.9%

(1)	Hotel operations commenced on November 15, 2013.

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2014	2013	Variance	Variance
Adjusted EBITDA	$(9,273)	$(5,877)	$(3,396)	57.8%
Loss from operations	$(9,687)	$(7,614)	$(2,073)	27.2%
Operating costs and expenses	$11,179	$7,988	$3,191	39.9%
Net revenues (1)	$1,492	$374	$1,118	298.9%

(1)	Increase represents inter-segment revenues.

The increase in loss from operations was primarily attributable to the increase in operating costs and expenses resulting from higher professional and development related expenditures associated with our pursuit of a Massachusetts casino license.

Mohegan Tribal Gaming Authority Property Information

	Adjusted EBITDA		Income (Loss) from Operations		Net Revenues
(in thousands, unaudited)	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013	2014	2013
Mohegan Sun	$63,263	$70,104	$45,728	$53,132	$243,478	$252,682
Mohegan Sun at Pocono Downs	12,205	13,626	9,042	10,448	72,986	72,639
Corporate	(9,273)	(5,877)	(9,687)	(7,614)	1,492	374
Inter-segment revenues	—	—	—	—	(1,273)	—

Total	$66,195	$77,853	$45,083	$55,966	$316,683	$325,695

	Adjusted EBITDA		Income (Loss) from Operations		Net Revenues
	For the Six Months Ended		For the Six Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013	2014	2013
Mohegan Sun	$113,743	$135,357	$80,371	$101,258	$485,411	$505,872
Mohegan Sun at Pocono Downs	24,030	26,146	16,619	20,006	143,669	143,927
Corporate	(17,890)	(10,419)	(18,634)	(13,099)	2,231	651
Inter-segment revenues	—	—	—	—	(1,805)	—

Total	$119,883	$151,084	$78,356	$108,165	$629,506	$650,450

Other Information

Liquidity

As of March 31, 2014, the Authority held cash and cash equivalents of $59.9 million compared to $63.6 million as of September 30, 2013. As of March 31, 2014, there were $39.0 million drawn on the Authority’s $100 million revolving credit facility and $6.5 million drawn on the Authority’s $16.5 million line of credit. As of March 31, 2014, letters of credit issued under the Authority’s revolving credit facility totaled $2.9 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the Authority’s revolving credit facility, and after taking into account restrictive financial covenant requirements, the Authority had approximately $51.6 million of borrowing capacity under its revolving credit facility and line of credit as of March 31, 2014.

Interest Expense

Interest expense decreased by $6.3 million, or 14.7%, to $36.3 million for the quarter ended March 31, 2014 compared to $42.6 million in the second quarter of fiscal 2013. The decrease in interest expense was attributable to lower weighted average interest rate driven by the Authority’s August and November 2013 refinancing transactions. Weighted average interest rate was 8.2% for the quarter ended March 31, 2014 compared to 10.1% in the second quarter of fiscal 2013. Weighted average outstanding debt was $1.76 billion for the quarter ended March 31, 2014 compared to $1.71 billion in the second quarter of fiscal 2013.

Capital Expenditures

The following table presents data related to capital expenditures (in millions, including capitalized interest):

	Capital Expenditures
	Six Months Ended	Remaining Forecasted	Forecasted
	March 31, 2014	Fiscal Year 2014	Fiscal Year 2014
Mohegan Sun:
Maintenance	$4.8	$20.8	$25.6
Development	3.4	—	3.4

Subtotal	8.2	20.8	29.0
Mohegan Sun at Pocono Downs:
Maintenance	2.0	4.3	6.3

Subtotal	2.0	4.3	6.3
Corporate:
Expansion - Project Sunlight	9.0	—	9.0

Subtotal	9.0	—	9.0

Total	$19.2	$25.1	$44.3

Distributions to the Tribe

Distributions to the Tribe totaled $10.0 million for each of the quarters ended March 31, 2014 and 2013. Distributions to the Tribe are anticipated to total $50 million for fiscal 2014.

Recent Developments

On April 22, 2014, the Authority commenced (i) a solicitation of consents, or the Consent Solicitation, to amend the indenture governing the Authority’s 9.75% Senior Unsecured Notes due 2021 to permit the Authority to refinance its outstanding senior subordinated notes with senior unsecured indebtedness and (ii) a tender offer to purchase for cash any and all of the Authority’s 11% Senior Subordinated Notes due 2018 and a related consent solicitation, or the Tender Offer. Please refer to the Authority’s April 22, 2014 press release for further information regarding the Consent Solicitation and Tender Offer.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its second quarter fiscal 2014 operating results on Wednesday, April 30, 2014 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 30813571

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Wednesday, April 30, 2014. This replay will run through May 14, 2014.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 30813571

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 544-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2013, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the	For the	For the	For the
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013
Revenues:
Gaming	$278,400	$291,411	$553,153	$581,020
Food and beverage	22,613	20,015	45,332	41,004
Hotel	11,911	10,101	22,603	20,045
Retail, entertainment and other	26,018	25,111	55,523	52,175

Gross revenues	338,942	346,638	676,611	694,244
Less - Promotional allowances	(22,259)	(20,943)	(47,105)	(43,794)

Net revenues	316,683	325,695	629,506	650,450

Operating costs and expenses:
Gaming	165,739	170,086	342,041	345,872
Food and beverage	10,749	10,168	20,848	20,804
Hotel	4,074	3,538	7,794	6,931
Retail, entertainment and other	11,352	9,150	24,128	19,456
Advertising, general and administrative	47,869	48,649	94,811	95,233
Corporate	10,860	7,958	20,292	13,691
Depreciation and amortization	20,879	19,951	39,997	40,115
Loss on disposition of assets	53	—	52	133
Severance	—	157	—	(22)
Pre-opening	25	72	1,187	72

Total operating costs and expenses	271,600	269,729	551,150	542,285

Income from operations	45,083	55,966	78,356	108,165

Other income (expense):
Accretion of discount to the relinquishment liability	(551)	(1,244)	(1,102)	(2,487)
Interest income	1,602	1,431	3,246	2,888
Interest expense, net of capitalized interest	(36,297)	(42,560)	(75,266)	(85,834)
Loss on early extinguishment of debt	(192)	(395)	(62,275)	(403)
Other expense, net	(174)	(840)	(878)	(1,785)

Total other expense	(35,612)	(43,608)	(136,275)	(87,621)

Net income (loss)	9,471	12,358	(57,919)	20,544
Loss attributable to non-controlling interests	155	1,707	291	2,621

Net income (loss) attributable to Mohegan Tribal Gaming Authority	$9,626	$14,065	$(57,628)	$23,165

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013
Operating Results:
Gross revenues	$338,942	$346,638	$676,611	$694,244
Net revenues	$316,683	$325,695	$629,506	$650,450
Income from operations	$45,083	$55,966	$78,356	$108,165

Other Data:
Adjusted EBITDA	$66,195	$77,853	$119,883	$151,084
Capital expenditures	$3,631	$10,911	$19,161	$24,602
Cash interest paid	$56,227	$32,369	$83,806	$94,284

			March 31,	September 30,
			2014	2013
Balance Sheet Data:
Cash and cash equivalents			$59,881	$63,624
Relinquishment liability			$50,216	$74,365
Capital leases			$4,312	$5,440
Long-term debt, including current portion			$1,763,599	$1,682,312

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013
Operating results:
Gross revenues (in thousands)	$260,425	$269,661	$522,614	$541,633
Net revenues (in thousands)	$243,478	$252,682	$485,411	$505,872
Income from operations (in thousands)	$45,728	$53,132	$80,371	$101,258
Operating margin	18.8%	21.0%	16.6%	20.0%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$63,263	$70,104	$113,743	$135,357
Adjusted EBITDA margin	26.0%	27.7%	23.4%	26.8%
Capital expenditures (in thousands)	$3,179	$4,265	$8,218	$8,566

Weighted average number of units:
Slot machines	5,473	5,541	5,501	5,575
Table games	289	286	287	286
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$282	$303	$283	$295
Table games	$2,770	$2,872	$2,643	$2,868
Poker tables	$697	$681	$670	$673

Hold percentage:
Slot machines (gross)	8.2%	8.3%	8.1%	8.3%
Table games	16.2%	16.9%	14.7%	16.6%

Food and beverage statistics:
Meals served (in thousands)	705	634	1,443	1,339
Average price per meal served	$16.14	$16.31	$16.18	$16.20

Hotel statistics:
Rooms occupied (in thousands)	103	102	207	206
Occupancy rate	97.5%	96.7%	96.7%	96.4%
Average daily room rate	$98	$94	$97	$93
Revenue per available room	$96	$91	$94	$90

Entertainment statistics:
Arena events (in events)	24	19	49	45
Arena tickets (in thousands)	153	113	306	277
Average price per Arena ticket	$49.56	$54.24	$58.13	$52.89

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013
Operating results:
Gross revenues (in thousands)	$78,278	$76,591	$153,527	$151,916
Net revenues (in thousands)	$72,986	$72,639	$143,669	$143,927
Income from operations (in thousands)	$9,042	$10,448	$16,619	$20,006
Operating margin	12.4%	14.4%	11.6%	13.9%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$12,205	$13,626	$24,030	$26,146
Adjusted EBITDA margin	16.7%	18.8%	16.7%	18.2%

Capital expenditures (in thousands)	$1,007	$413	$1,994	$2,546

Weighted average number of units:
Slot machines	2,331	2,332	2,331	2,332
Table games	66	66	66	66
Poker tables	18	18	18	18

Win per unit per day:
Slot machines (gross)	$261	$262	$254	$256
Table games	$1,680	$1,564	$1,645	$1,566
Poker tables	$551	$699	$539	$672

Hold percentage:
Slot machines (gross)	8.3%	7.6%	8.4%	7.7%
Table games	19.8%	19.5%	20.0%	20.2%

Food and beverage statistics:
Meals served (in thousands)	187	167	366	325
Average price per meal served	$17.69	$16.09	$17.56	$16.92

Hotel statistics (1):
Rooms occupied (in thousands)	19	—	27	—
Occupancy rate	89.9%	—	87.3%	—
Average daily room rate	$57	—	$56	—
Revenue per available room	$51	—	$49	—

(1)	Hotel operations commenced on November 15, 2013.

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013
Capital expenditures (in thousands)	$(555)	$6,233	$8,949	$13,490
Capitalized interest (in thousands)	$—	$331	$735	$483

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income (Loss):

Reconciliations of Adjusted EBITDA to net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013
Adjusted EBITDA	$66,195	$77,853	$119,883	$151,084
Depreciation and amortization	(20,879)	(19,951)	(39,997)	(40,115)
Loss on disposition of assets	(53)	—	(52)	(133)
Severance	—	(157)	—	22
Pre-opening	(25)	(72)	(1,187)	(72)
Loss attributable to non-controlling interests	(155)	(1,707)	(291)	(2,621)

Income from operations	45,083	55,966	78,356	108,165

Accretion of discount to the relinquishment liability	(551)	(1,244)	(1,102)	(2,487)
Interest income	1,602	1,431	3,246	2,888
Interest expense, net of capitalized interest	(36,297)	(42,560)	(75,266)	(85,834)
Loss on early extinguishment of debt	(192)	—	(62,275)	—
Other expense, net	(174)	(1,235)	(878)	(2,188)

Net income (loss)	$9,471	$12,358	$(57,919)	$20,544

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended March 31, 2014
	Income (Loss)	Depreciation	(Gain) loss on			Loss attributable to
	from	and	Disposition of			Non-controlling	Adjusted
	Operations	Amortization	Assets	Severance	Pre-opening	Interests	EBITDA
Mohegan Sun	$45,728	$17,483	$52	$—	$—	$—	$63,263
Mohegan Sun at Pocono Downs	9,042	3,137	1	—	25	—	12,205
Corporate	(9,687)	259	—	—	—	155	(9,273)

Total	$45,083	$20,879	$53	$—	$25	$155	$66,195

	For the Three Months Ended March 31, 2013
	Income (Loss)	Depreciation	(Gain) loss on			Loss attributable to
	from	and	Disposition of			Non-controlling	Adjusted
	Operations	Amortization	Assets	Severance	Pre-opening	Interests	EBITDA
Mohegan Sun	$53,132	$16,939	$—	$33	$—	$—	$70,104
Mohegan Sun at Pocono Downs	10,448	2,982	—	124	72	—	13,626
Corporate	(7,614)	30	—	—	—	1,707	(5,877)

Total	$55,966	$19,951	$—	$157	$72	$1,707	$77,853

	For the Six Months Ended March 31, 2014
	Income (Loss)	Depreciation	(Gain) loss on			Loss attributable to
	from	and	Disposition of			Non-controlling	Adjusted
	Operations	Amortization	Assets	Severance	Pre-opening	Interests	EBITDA
Mohegan Sun	$80,371	$33,321	$51	$—	$—	$—	$113,743
Mohegan Sun at Pocono Downs	16,619	6,223	1	—	1,187	—	24,030
Corporate	(18,634)	453	—	—	—	291	(17,890)

Total	$78,356	$39,997	$52	$—	$1,187	$291	$119,883

	For the Six Months Ended March 31, 2013
	Income (Loss)	Depreciation	(Gain) loss on			Loss attributable to
	from	and	Disposition of			Non-controlling	Adjusted
	Operations	Amortization	Assets	Severance	Pre-opening	Interests	EBITDA
Mohegan Sun	$101,258	$34,112	$133	$(146)	$—	$—	$135,357
Mohegan Sun at Pocono Downs	20,006	5,944	—	124	72	—	26,146
Corporate	(13,099)	59	—	—	—	2,621	(10,419)

Total	$108,165	$40,115	$133	$(22)	$72	$2,621	$151,084

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, accretion of discount to a relinquishment liability, loss on early extinguishment of debt, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest, depreciation and amortization and reassessment and accretion of discount to the relinquishment liability. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, reassessment and accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000